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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): May 11, 1998




                              DERMA SCIENCES, INC.
             (Exact name of registrant as specified in its charter)





      Pennsylvania                    1-31070                   23-2328753
(State or other jurisdiction        (Commission               (IRS employer
      of incorporation)             File Number)          identification number)







                         214 Carnegie Center, Suite 100
                               Princeton, NJ 08540
                                 (609) 514-4744
                    (Address including zip code and telephone
                     number, of principal executive offices)






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ITEM 5.  OTHER EVENTS

        On May 12, 1998, the Registrant announced the execution of a nonbinding letter of intent to acquire Genetic Laboratories Wound Care, Inc. ("GLWC"). The acquisition would be accomplished by the merger of GLWC into a newly formed, wholly owned subsidiary of the Registrant. GLWC shareholders would receive 0.7 shares of the Registrant's common stock for each share GLWC common stock owned. The acquisition is conditioned upon: (1) execution of a definitive agreement and plan of merger, (2) successful completion of due diligence examinations, (3)
approval of the acquisition by the boards of directors of the Registrant and GLWC, and (4) approval of the acquisition by majority vote of the shareholders of the Registrant and GLWC. The letter of intent, attached hereto as Exhibit 10, and Registrant's press release relative to the contemplated acquisition, attached hereto as Exhibit 99, are incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Not applicable
         (b)  Not applicable
         (c)  Exhibits:


         10    - Letter  of  Intent  dated May 12, 1998,  between the Registrant and Genetic Laboratories Wound Care, Inc.

         99    - Press release issued May 12, 1998.





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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     DERMA SCIENCES, INC.



Date: May 13, 1998                                   By:/s/  Edward J. Quilty
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                                                          Edward J. Quilty
                                                          Chairman








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